                                                        FEDERAL IDENTIFICATION
                                                        NO.    04-2381876
                                                           -------------------

                                                                   EXHIBIT 3.2


                       The Commonwealth of Massachusetts
-----------
Examiner                     William Francis Galvin
                         Secretary of the Commonwealth
            One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)
-----------
Name
Approved
           We, John L. Coughlin                    , *President/
              -------------------------------------

           and John T. Lynch                         , *Clerk/
              ---------------------------------------

           of Benthos, Inc.                                                    ,
             ------------------------------------------------------------------
                            (Exact name of corporation)

           located at  49 Edgerton Drive, Falmouth                             ,
                     ----------------------------------------------------------
                    (Street address of corporation in Massachusetts)

           certify that these Articles of Amendment affecting articles numbered:

             6
           --------------------------------------------------------------------
                (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

           of the Articles of Organization were duly adopted at a meeting held on April 11 , 1997, by vote of:
             ------------ -----

           623,637 shares of   Common Stock     of 824,060 shares outstanding,
           -------           -------------------   --------
                        (type, class & series, if any)

                   shares of                    of      shares outstanding, and
           -------           ------------------    -----
                        (type, class & series, if any)

                   shares of                    of          shares outstanding,
           -------           ------------------    --------
                        (type, class & series, if any)
 C
 P         /1/**being a majority of each type, class or series outstanding and
 M         entitled to vote thereon:/ or /2/**being at least two-thirds of each
R.A. type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:





           *Delete the inapplicable words.    **Delete the inapplicable clause.
           /1/For amendments adopted pursuant to Chapter 156B, Section 70. /2/For amendments adopted pursuant to Chapter 156B, Section 71.
           Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of
---------- separate 8 1/2 x 11 sheets of paper with a left margin of at least 1
P.C. inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
   WITHOUT PAR VALUE STOCKS                   WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
 TYPE         NUMBER OF SHARES         TYPE     NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
Common:                               Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                            Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Change the total authorized to:

--------------------------------------------------------------------------------
   WITHOUT PAR VALUE STOCKS                   WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
 TYPE         NUMBER OF SHARES         TYPE     NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
Common:                               Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                            Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             CONTINUATION SHEET 6A


     ONE: All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, amend or repeal the By-Laws of the Corporation in whole or in part, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders, and subject to the power of the stockholders to amend or repeal any By-Law adopted by the Board of Directors.

     TWO: Meetings of the stockholders of the Corporation may be held anywhere within the United States.

     THREE: The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

     FOUR: In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated by the fact that any of the directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that the interest in any such contract or transaction of any such director shall at the time be fully disclosed or otherwise known to the Board of Directors. Any director of the Corporation may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize such contract or transaction and may vote and act upon any matter, contract or transaction between the Corporation and any other person without regard to the fact that he is also a stockholder, director or officer of, or has any interest in, such other person with the same force and effect as if he were not such stockholder, director or officer or not so interested. Any contract or other transaction of the Corporation or of the Board of Directors or of any committee thereof which shall be ratified by a majority of the holders of the issued and outstanding stock entitled to vote at any annual meeting or any special meeting called for that purpose shall be as valid and as binding as though ratified by every stockholder of the Corp oration; provided, however, that any failure of the stockholders to approve or ratify such contract or other transaction, when and if submitted, shall not be deemed in any way to render the same invalid or deprive the directors and officers of their right to proceed with such contract or other transaction.

     Article Six of the Corporation's Articles of Organization is hereby amended by adding thereto the provisions contained in Continuation Sheet 6A annexed hereto. No change is made to the other provisions of said Article Six or of the Articles of Organization












The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:______________________.


SIGNED UNDER THE PENALTIES OF PERJURY, this 28 day of April,1997,


/s/ [SIGNATURE APPEARS HERE]                     , President
-------------------------------------------------


/s/ [SIGNATURE APPEARS HERE]                     , Clerk
-------------------------------------------------

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

         ============================================================

         I hereby approve the within Articles of Amendment and, the filing fee in the amount of $_______ having been paid, said articles are deemed to have been filed with me this ____ day of _____________ 19__.


         Effective date:_____________________________________________







                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth








                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:



           William P. Griffin, Jr.
         ------------------------------------------------------------

           Davis, Malm & D'Agostine, P.C.
         ------------------------------------------------------------

           One Boston Place
         ------------------------------------------------------------
           Boston, MA 02108
           (617) 367-2500